Exhibit 99.2
FOR IMMEDIATE RELEASE
April 27, 2011
Tollgrade Communications, Inc. Agrees to Settle Shareholder Litigation
Cranberry Township, PA, April 27, 2011 — Tollgrade Communications, Inc. (“Tollgrade” or the “Company”) (NASDAQ: TLGD) today announced that Tollgrade and other named defendants have reached an agreement in principle with plaintiffs to settle two putative class action lawsuits, subject to court approval. These lawsuits relate to the proposed merger of the Company with a wholly-owned subsidiary of Talon Holdings, Inc., which in turn is a wholly-owned subsidiary of investment funds managed by Golden Gate Private Equity, Inc.
Pursuant to this agreement, the Company has filed a proxy statement supplement with the Securities and Exchange Commission, which can be accessed free of charge at the SEC’s website at www.sec.gov, or from the Company’s website, www.tollgrade.com. The proxy statement contains certain additional disclosures the Company agreed to make in connection with the settlement of the lawsuits, although the Company has not admitted in any way that those disclosures are material or otherwise required by law. The settlement will not affect the merger consideration of $10.10 per share in cash for each of the approximately 13.1 million shares of Tollgrade common stock outstanding.
About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network assurance solutions for the telecommunications and utilities industries. Tollgrade’s telecommunication products and solutions enable communication service providers to efficiently manage their access networks in an age of increased competition, continually evolving technology, and ongoing pressure to reduce costs while its real-time Smart Grid Monitoring solutions allow utility customers to continuously detect key circuit parameters, and communicate mission critical data wirelessly to a central location to provide Continuous Grid Intelligence™. For more information, visit Tollgrade online at www.tollgrade.com.
Forward-looking Statements
This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements and readers should not place undue reliance on them. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those described in such statements, including the risk that the proposed merger does not occur, the expected timing of the completion of the merger, the ability of the parties to satisfy the conditions to closing of the merger and other risks as identified in the Company’s various filings made with the SEC periodically, particularly its most recent Annual Report on Form 10-K, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this document.

Where You Can Find More Information
In connection with the proposed merger, the Company filed its definitive proxy statement and a form of proxy on Schedule 14A on April 1, 2011 and other related materials with the SEC. The definitive proxy statement and proxy were first mailed to shareholders of the Company on or about April 4, 2011. Before making any voting decision, the Company’s shareholders are urged to read the definitive proxy statement, all related supplements and amendments (if any and when they become available) and all other related materials carefully because they contain (and will contain) important information regarding the proposed merger and other matters. A copy of the proxy statement, the supplement and other relevant documents may be obtained, without charge, from the SEC from the SEC’s website at http://www.sec.gov, by directing a request by mail or telephone to Tollgrade Communications, Inc. Attn: Corporate Secretary, 3120 Unionville Road, Suite 400, Cranberry Township, PA 16066, telephone: (724) 720-1400, or from the Company’s website, http://www.tollgrade.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 10, 2011, in the definitive proxy statement relating to the proposed merger, and in other filings with the SEC made by the Company.